EXHIBIT 27




                    Old Stone Corporation and Subsidiaries
                          Financial Data Schedule BD
                         Year Ended December 31, 1994


Item No. 101 - Cash and cash items: $32,000, consists of deposits with financial institutions.

Item No. 103 - Receivables from brokers and dealers, customers and others:
$10,000, see Note 5 to the consolidated financial statements.

Item No. 104 - Securities purchased under resale agreements:  -0-

Item No. 105 - Securities borrowed:  -0-

Item No. 108 - Financial instruments owned: $797,000, substantially all consist of money market type funds.

Item No. 109 - Property, plant and equipment, net of depreciation:  $15,000, see
Note 5 to consolidated financial statements.

Item No. 112 - Total assets:  $1,486,000

Item No. 201 - Short term borrowings including commercial paper:  -0-

Item No. 203 - Payables to customers, broker/dealers and others: $1,319,000, see Note 5 to consolidated financial statements.

Item No. 204 - Securities sold under agreements to repurchase:  -0-

Item No. 205 - Securities loaned:  -0-

Item No. 206 - Securities sold, not yet purchased:  -0-

Item No. 208 - Long term debt:  -0-

Item No. 209 - Preferred stock, mandatory redemption:
$19,711,000, see Note 7 to consolidated financial statements.

Item No. 210 - Preferred stock, no mandatory redemption:  -0-

Item No. 211 - Common stock:  $8,300,000, at par

Item No. 212 - Other stockholders' equity: ($27,844,000), including paid in capital and surplus

Item No. 213 - Total liabilities and stockholders' equity:
$1,486,000

Item No. 301 - Revenue from trading activities:  $47,000

Item No. 302 - Interest and dividends:  $47,000

Item No. 303 - Commissions:  $158,000

Item No. 304 - Revenues from investment banking activities:  -0-

Item No. 305 - Revenues from asset management or other fee based activities: -0-

Item No. 310 - Interest expense:  -0-

Item No. 311 - Compensation and employee related expenses:
$211,000

Item No. 313 - Income (loss) before income tax:  ($354,000)

Item No. 314 - Income (loss) before extraordinary items:
($354,000)

Item No. 315 - Extraordinary items, less tax:  -0-

Item No. 316 - Cumulative change in accounting principles:  -0-

Item No. 317 - net income (loss):  ($380,000)

Item No. 318 - Earnings (loss) per share, primary:  ($.37), see
Note 4 to consolidated financial statements.

Item No. 319 - Earnings (loss) per share, fully diluted: ($.37), see Note 4 to consolidated financial statements